EXHIBIT 99.1
GRANT PARK WEEKLY PERFORMANCE STATISTICS * 11/02/07
	Weekly ROR	MTD ROR	YTD ROR
Class A Units	2.24%	0.32%	12.68%
Class B Units	2.22%	0.32%	11.88%
* Subject to independent verification

COMMENTARY FOR THE WEEK ENDED NOVEMBER 2, 2007

Grant Park recorded trading gains during the past week.  Positions in the energies, currencies and interest rate products were responsible for the bulk of profits; losses came mostly from the stock index sector.

Long positions in the energy sector were rewarded after oil prices established another all-time high, this time on a surprise drop in U.S. crude inventories.  December crude oil traded to a high of $96.24 per barrel after it was reported that domestic inventories stood at two-year lows; the contract settled at $95.93, a gain of $4.07 for the week.  Long positions in unleaded gasoline and heating oil added to profits after those contracts gained 6.5% and 5.8% in price, respectively.

The U.S. dollar continued to depreciate against its major trading partners, resulting in profits for the currency sector.  The greenback tumbled against the British pound and Canadian dollar after the U.S. Federal Reserve lowered the Federal Funds rate to 4.5% from 4.75%.  While the move was expected by financial markets, analysts suggested that the dollar sank further on speculation that subprime credit woes affecting Merrill Lynch and Citigroup could lead to another Fed rate cut at its December meeting.  Bullish news for the Canadian dollar included higher energy prices and better-than-expected Canadian jobs data.  Hawkish comments from Bank of England officials coaxed the pound higher as investors discounted the possibility of a rate cut at the BOE’s next meeting.

Despite an unexpected jump in October U.S. non-farm payrolls (166,000 new jobs added), prices for U.S. Treasuries closed higher for the week.  Analysts suggested that the rally was due to flight-to-quality buying as worries over mortgage market exposure sent prices for global equities and corporate bonds lower.  Long positions in the Ten-year note and Eurodollar resulted in the largest gains.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com

Lastly, long positions in global equity markets reported losses.  Shares in financial institutions led the way lower on investors’ concerns that the ongoing problems in the mortgage market could cause further losses to institutions with credit market exposure.  Long positions in the German DAX and S&P Composite Index sustained the largest losses.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com